CUSIP NO. 29403v10 3

ENVIRO VORAXIAL TECHNOLOGY, INC.

50,000,000 AUTHORIZED SHARES $.001 PAR VALUE NON-ASSESSABLE

This Certifies that ____________________

is the record holder of *ONE HUNDRED THOUSAND*

shares of ENVIRO VORAXIAL TECHNOLOGY, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the

Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

dated 6/13/96


/s/ illegible Alberto Di. Bella
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SECRETARY PRESIDENT

CORPORATE
SEAL

ENVIRO VORAXIAL TECHNOLOGY, INC.

IDAHO

COUNTERSIGNED AND REGISTERED
TRANSECURITIES INTERNATIONAL, INC.
SPOKANE, WA

By: /s/ illegible
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AUTHORIZED SIGNATURE